Exhibit 99.1

AgeX Therapeutics Closes $36,000,000 Debt Exchange for Preferred Stock

ALAMEDA, Calif.—(BUSINESS WIRE)—July 24, 2023—AgeX Therapeutics, Inc. (“AgeX”; NYSE American: AGE), a biotechnology company developing therapeutics for human aging and regeneration, reported that on July 24, 2023, AgeX issued to Juvenescence Limited 211,600 shares of a newly authorized Series A Preferred Stock and 148,400 shares of a newly authorized Series B Preferred Stock in exchange for the cancellation of a total of $36 Million of indebtedness consisting of the outstanding principal amount of certain loans made by Juvenescence to AgeX and loan origination fees accrued with respect to those loans. The cancellation of indebtedness in exchange for the Preferred Stock was conducted pursuant to an Exchange Agreement between AgeX and Juvenescence. By completing the exchange of indebtedness for shares of Series A Preferred Stock and Series B Preferred Stock (collectively referred to as the “Preferred Stock”), AgeX now has sufficient stockholders equity to meet the NYSE American continued listing requirements. Accordingly, the NYSE American staff has withdrawn its delisting determination and a scheduled hearing of AgeX’s appeal of that determination has been cancelled. The exchange of $36 Million of indebtedness for the Preferred Stock, on a proforma basis as of March 31, 2023, increased AgeX’s stockholder equity to approximately $16 Million from a deficit of approximately $20 Million. Actual stockholder equity will be reduced by losses recognized by AgeX subsequent to March 31, 2023, which are not reflected in the pro forma amounts, but AgeX’s stockholder equity now exceeds the $6 Million amount necessary to meet NYSE American continued listing requirements.

The NYSE American has approved the listing of the 36,939,190 shares of AgeX common stock into which the Preferred Stock is presently convertible. In order to comply with Section 713 of the NYSE American Company Guide, the issuance of an additional 13,060,809 shares of AgeX common stock upon conversion of shares of Series B Preferred Stock is currently restricted by a “cap” prohibiting issuance of those additional shares without the prior approval of AgeX stockholders.

The Preferred Stock is not entitled to receive any payment or distribution of cash or other dividends. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of AgeX, subject to the preferences and other rights of any senior stock, before any assets of AgeX shall be distributed to holders of common stock or other junior stock, all of the assets of AgeX available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock and Series B Preferred Stock until AgeX shall have distributed to the holders of those shares an amount of assets having a value equal to the subscription price per share.

Each share of Preferred Stock will be convertible into a number of shares of AgeX common stock determined by dividing (x) a number equal to the number of dollars and cents comprising the subscription price, by (y) a number equal to the number of dollars and cents comprising the conversion price. The subscription price per share of Preferred Stock is $100 which was paid through the exchange of indebtedness for shares of Preferred Stock. The conversion price per share of Series A Preferred Stock or Series B Preferred Stock is $0.72 which was the closing price of AgeX common stock on the NYSE American on the last trading day immediately preceding the execution of the Exchange Agreement. However, the issuance of 13,060,809 shares of common stock upon conversion of Series B Preferred Stock would require approval by AgeX stockholders in accordance with NYSE American rules.

The Preferred Stock has limited voting rights. The following matters will require the approval of the holders of a majority of the shares of a series of Preferred Stock then outstanding, voting as a separate class: (i) creation of any Preferred Stock ranking as senior stock to the series with respect to liquidation preferences; (ii) repurchase of any shares of common stock or other junior stock except shares issued pursuant to or in connection with a compensation or incentive plan or agreement approved by the Board of Directors for any officers, directors, employees or consultants of AgeX; (iii) any sale, conveyance, or other disposition of all or substantially all AgeX’s property or business, or any liquidation or dissolution of AgeX, or a merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) but only to the extent that the Delaware General Corporation Law requires that such transaction be approved by each class or series of Preferred Stock; (iv) any adverse change in the powers, preferences and rights of, and the qualifications, limitations or restrictions on, the series of Preferred Stock; or (v) any amendment of AgeX’s Certificate of Incorporation or Bylaws that results in any adverse change in the powers, preferences and rights of, and the qualifications, limitations or restrictions on, the series of Preferred Stock. Except as may otherwise be required by the Delaware General Corporation Law, the Preferred Stock will have no other voting rights.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics to treat human diseases to increase healthspan and combat the effects of aging. AgeX’s PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced tissue regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. HyStem® is AgeX’s delivery technology to stably engraft PureStem or other cell therapies in the body. AgeX is seeking opportunities to establish licensing and collaboration arrangements around its broad IP estate and proprietary technology platforms and therapy product candidates.

For more information, please visit www.agexinc.com or connect with the company on Twitter, LinkedIn, Facebook, and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Contact for AgeX:

Andrea E. Park

apark@agexinc.com

(510) 671-8620

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

(in thousands, except par value amounts)

(unaudited)

	March 31, 2023	Adjustment 1		Adjustment 2		Adjustment 3		Adjusted Balance
ASSETS
Current assets:
Cash and cash equivalents	$280	$-		$-		$-		$280
Accounts and grants receivable, net	6	-		-		-		6
Prepaid expenses and other current assets	1,461	-		-		-		1,461
Total current assets	1,747	-		-		-		1,747

Restricted cash	50	-		-		-		50
Intangible assets, net	705	-		-		-		705
Convertible note receivable	10,029	-		-		-		10,029
TOTAL ASSETS	$12,531	$-		$-		$-		$12,531

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$1,262	$-		$-		$-		$1,262
Loans due to Juvenescence, net of debt issuance costs, current portion	20,042	(20,042)		-		-		-
		23,258	(1)	(21,160	)(2)	(4,833	)(3)	(2,735	)(4)
		(3,216	)(1)	-		-		(3,216)
Related party payables, net	144	-		-		-		144
Warrant liability	347	-		-		-		347
Insurance premium liability and other current liabilities	730	-		-		-		730
Total current liabilities	22,525	-		(21,160)		(4,833)		(3,468)

Loans due to Juvenescence, net of debt issuance costs, net of current portion	10,011	(10,011)		-		-		-
		10,355	(1)	-		(10,007	)(3)	348
		(344	)(1)	-		-		(344)
		-		-		-		-
TOTAL LIABILITIES	32,536	-		(21,160)		(14,840)		(3,464)

Commitments and contingencies	-	-		-		-		-

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, authorized 5,000 shares; none issued and outstanding as at March 31, 2023 and 360 shares issued and outstanding on a pro forma basis.	-	-		21,160	(2)	14,840	(3)	36,000
Common stock, $0.0001 par value, 200,000 shares authorized; and 37,951 as of March 31, 2023	4	-		-		-		4
Additional paid-in capital	99,589	-		-		-		99,589
Accumulated deficit	(119,487)	-		-		-		(119,487)
Total AgeX Therapeutics, Inc. stockholders’ equity (deficit)	(19,894)	-		21,160		14,840		16,106
Noncontrolling interest	(111)	-		-		-		(111)
Total stockholders’ equity (deficit)	(20,005)	-		21,160		14,840		15,995	(5)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$12,531	$-		$-		$-		$12,531

(1)	Adjustments to present gross debt amounts owed to Juvenescence.
(2)	Debt exchanged for Preferred Series A shares.
(3)	Debt exchanged for Preferred Series B shares.
(4)	The pro forma debt amounts owed to Juvenescence does not reflect additional drawdowns and origination fees incurred since March 31, 2023.
(5)	The pro forma stockholders’ equity balance does not reflect operating losses incurred since March 31, 2023.